Grant Park Fund Weekly Commentary

For the Week Ended September 2, 2011

Current Month Rolling Performance* Rolling Risk Metrics* (Oct 2006 - Sep 2011)

Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.0%	0.7%	-6.1%	-0.2%	-1.0%	4.2%	4.9%	4.2%	12.4%	-16.4%	0.4	0.5
B**	0.0%	0.7%	-6.5%	-0.8%	-1.7%	3.4%	N/A	3.4%	12.4%	-17.1%	0.3	0.4
Legacy 1***	0.0%	0.8%	-4.6%	1.8%	N/A	N/A	N/A	-0.9%	11.3%	-10.9%	0.0	-0.1
Legacy 2***	0.0%	0.8%	-4.9%	1.3%	N/A	N/A	N/A	-1.2%	11.3%	-11.1%	-0.1	-0.2
Global 1***	0.1%	0.8%	-5.1%	-0.3%	N/A	N/A	N/A	-2.7%	10.6%	-13.3%	-0.2	-0.3
Global 2***	0.1%	0.8%	-5.3%	-0.5%	N/A	N/A	N/A	-3.0%	10.6%	-13.5%	-0.2	-0.4
Global 3***	0.1%	0.8%	-6.5%	-2.2%	N/A	N/A	N/A	-4.8%	10.6%	-14.6%	-0.4	-0.6

S&P 500 Total Return Index****	-0.2%	-3.7%	-5.4%	4.8%	2.4%	-0.5%	3.2%	-0.5%	18.1%	-51.0%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	3.4%	4.1%	20.7%	11.1%	11.0%	9.4%	8.0%	9.4%	11.9%	-12.3%	0.8	1.4

* Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.

** Units began trading in August 2003.

*** Units began trading in April 2009.

**** Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	43%					41%
Energy	12%	Short	Natural Gas	4.1%	Short	12%	Short	Natural Gas	4.3%	Short
			Gasoline Blendstock	2.0%	Long			Gasoline Blendstock	1.9%	Long
Grains/Foods	16%	Long	Corn	5.1%	Long	15%	Long	Corn	4.9%	Long
			Sugar	2.8%	Long			Soybeans	2.7%	Long
Metals	15%	Long	Aluminum	3.3%	Short	14%	Long	Aluminum	3.1%	Short
			Gold	2.9%	Long			Gold	2.7%	Long
FINANCIALS	57%					59%
Currencies	24%	Short $	Japanese Yen	3.2%	Long	23%	Short $	Japanese Yen	3.2%	Long
			Australian Dollar	2.4%	Long			Australian Dollar	2.7%	Long
Equities	11%	Short	S&P 500	2.5%	Short	13%	Short	S&P 500	3.4%	Short
			Dax Index	1.1%	Short			Dax Index	1.5%	Short
Fixed Income	22%	Long	U.S. 10-Year Treasury Notes	3.3%	Long	23%	Long	U.S. 10-Year Treasury Notes	3.8%	Long
			Bunds	2.6%	Long			Bunds	2.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy

Crude oil markets reached four-week highs due to reduced production from the closing of several East Coast refineries in anticipation of Hurricane Irene. Optimistic housing starts data helped move crude oil prices higher as well. Natural gas prices fell as forecasts for cooler temperatures in the U.S. weighed on demand for energy products.

Grains/Foods

Grains markets predominantly fell because of weak export data resulting from expensive U.S. crops. In the livestock markets, lean hogs moved lower as investors believed the stalled global economy will impact meat demand. Coffee prices rallied in excess of 3.5% as recent industry reports showed an increase in world coffee exports and a reduction in harvest forecasts from Vietnam and Brazil.

Metals

Gold markets posted a strong rally following the release of the Federal Open Market Committee minutes from earlier in the month, which fueled demand for safe-haven assets. The minutes alluded to potential further action by the Federal Reserve to stimulate U.S. growth, a sign that the recent slowdown in economic growth may persist. Despite intraweek volatility, base metals markets held on to early-week gains stemming from positive U.S. factory orders and business activity data.

Currencies

Investors drove the Swiss franc steadily higher amidst a pessimistic outlook for the Eurozone sovereign debt markets and declines in the equity markets. Inactivity of the Swiss National Bank to intervene in the currency added to gains. In Europe, weak manufacturing and political tension regarding plans to aid the ailing Greece economy put heavy pressure on the euro, driving it lower against the U.S. dollar. The Australian dollar strengthened against major currencies due to improved domestic retail sales data and beliefs the Reserve Bank of Australia will delay interest rate hikes.

Equities

U.S. equity markets finished a volatile week modestly lower due to weak U.S. unemployment data. In Japan, the Nikkei 225 Index rose following increased buying by investors looking to take advantage of bargain prices caused by recent selloffs. Hong Kong's Hang Seng Index also finished the week higher, propelled by gains in the banking and resources sectors.

Fixed Income

Recent uptrends in the U.S. Treasury markets continued as investors viewed last week's disappointing unemployment report as a sign that the Federal Reserve may resume buying debt to aid domestic growth. Bund prices also moved higher, driven by weak manufacturing data and ongoing concerns regarding European sovereign debt.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor's 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity, and stability. The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy. The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY. INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL'S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.